Exhibit 77Q-2

A Form 3 was inadvertently filed late by Morgan Stanley
Investment Advisors Inc. on behalf of Carsten Otto.  The
Form 3 related solely to Mr. Otto's election as Chief
Compliance Officer of the Fund and did not relate to any transactions in fund shares.